Exhibit 99-1

Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Contact:
Irma Gomez-Dib - FD
212-850-5761
irma.gomez-dib@fd.com

Press Release

INSMED ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS

Monmouth Junction, NJ. - May 10, 2011 - Insmed Incorporated (Nasdaq CM: INSM), a biopharmaceutical company, today reported results for the first quarter ended March 31, 2011.

Key Recent Highlights:

•
Received Food and Drug Administration (FDA) clearance of Investigational New Drug (IND) Application to conduct a primary efficacy study for ARIKACE® (liposomal amikacin for inhalation) in non-tuberculous mycobacterial (NTM) lung disease

•	Filed for orphan drug status with FDA for ARIKACE® to treat NTM lung infections
•
Received acceptance of abstract for oral presentation of six cycles of data from the open-label  study of ARIKACE® in the treatment of cystic fibrosis (CF) patients with Pseudomonas lung infections, at the European Cystic Fibrosis Conference in Hamburg, Germany in June

•	Executed a one-for-10 reverse stock split and regained compliance with Nasdaq’s minimum bid price rule
•	Relocated corporate headquarters from Richmond, VA to Monmouth Junction, NJ

“The first several months of the year have produced multiple successes for Insmed,” said Timothy Whitten, Insmed’s President and CEO.  “In particular, we have reached several key milestones related to our development plan for ARIKACE®, including, most recently, the clearance of ARIKACE® to proceed to a primary efficacy study based on our NTM IND filing, and the submission in the U.S. of the ARIKACE® NTM orphan drug designation.  We continue to ramp up our ARIKACE® clinical trial and drug manufacturing activity and remain on schedule to begin enrollment of our Phase 3 clinical trials for ARIKACE® in patients who have NTM lung infections and in CF patients who have Pseudomonas lung infections, in the second half of this year.  In addition, we have regained compliance with Nasdaq’s minimum bid price rule and we remain on solid financial ground, with a strong overall cash balance of $104.9 million, which will continue to drive our development of ARIKACE®.”

Financial Results:

For the first quarter of 2011, Insmed posted a net loss attributable to common stockholders of $16.1 million, or $0.85 per share – basic and diluted, compared to net income of 0.1 million, or $0.01 per share – basic and diluted, for the three months ended March 31, 2010. The net loss attributable to common stockholders in 2011 includes the conversion of the Series B Conditional Convertible Preferred Stock, and a non-cash charge for the beneficial conversion feature of the Series B Preferred Stock in the amount of $9.2 million. When issuing debt or equity securities that are convertible into common stock at a discount from the fair value of the common stock at the date the debt or equity financing is committed, a company is required to record a beneficial conversion feature (“BCF”) charge  in accordance with Accounting Standards Codification 470-20.  This BCF charge of $9.2 million reduced net income available to holders of our common shares and, in turn, reduced our earnings per common share on a basic and diluted basis, by $0.48.  The charge represents the $1.00 difference between the conversion price of the preferred stock of $7.10 per share and its carrying value of $6.10 per share.  The carrying value of the preferred stock was based on its fair value at issuance, which was estimated using the common stock price reduced for a lack of marketability between the issuance date and the anticipated date of conversion.

Revenues were $1.6 million, as compared to $1.9 million for the quarter ended March 31, 2010.  The reduction in revenue was primarily attributable to $0.6 million in lower cost recovery from our IPLEX™ Expanded Access Program in Europe, which was partially offset by $0.3 million in licensing fees received during the most recent quarter.  The reduced IPLEX™ cost recovery was due to the smaller number of patients being supplied IPLEX™, while the license fee related to the initial payment for the licensing of patent technology to Eleison for our CISPLATIN Lipid Complex.

Research and development (R&D) expenses were $5.8 million for the first quarter, compared to $0.6 million in the first quarter of 2010.  The $5.1 million increase resulted from the addition of ARIKACE® related R&D expenses associated with the preparation of our Phase 3 clinical trials in CF and NTM.  Selling, general and administrative expenses were $3.2 million for the first quarter of 2011, compared to $1.5 million for the same period in 2010.  This increase was primarily due to the increased finance, legal and consulting fees related to the business combination with Transave, Inc. on December 1, 2010, as well as the associated proxy preparation costs for conversion of the preferred stock into common stock and reverse stock split consummated on March 2, 2011.

As of March 31, 2011, Insmed had total cash, cash equivalents, short-term investments, and certificate of deposits on hand totaling $104.9 million, consisting of $102.7 million in cash and short-term investments and $2.2 million in a certificate of deposit, as compared to $110.2 million of cash on hand as of December 31, 2010.  The $5.3 million decrease in total cash was primarily due to the reported net loss of $6.9 million and a partial offset of $1.6 million due to an increase in payables.

Conference Call

To participate in today’s live conference call at 8:30 AM ET, please dial 800-510-9691 (U.S. callers) or 617-614-3453 (international), and provide passcode 84658447.  A live webcast of the call will also be available at:
http://phx.corporate-ir.net/playerlink.zhtml?c=122332&s=wm&e=3981570.  Please allow extra time prior to the webcast to register, download and install any necessary audio software.  The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning at 11:30 AM ET on May 10th, at 888-286-8010 (U.S. callers) or 617-801-6888 (international), using passcode 65400341.

About Insmed

Insmed Incorporated is a biopharmaceutical company focused on the development of innovative inhaled pharmaceuticals for the site-specific treatment of serious lung diseases, and has a proprietary protein platform aimed at niche markets with high unmet medical need. Insmed’s primary focus is on the development of inhaled antibiotic therapy delivered via proprietary advanced pulmonary liposome technology in areas of high unmet need in lung diseases.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to our financial positions, results of operations, the results of clinical trials, the development of our products, and the business strategies, plans and objectives of management, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Our results may be affected by such factors as the receipt and timing of FDA and other regulatory approvals, if at all, competitive developments affecting our product development, delays in product development or clinical trials, and patent disputes involving currently developing products.  The risks and uncertainties include, without limitation, we may be unsuccessful in developing our product candidates or receiving necessary regulatory approvals, we may experience delays in our product development or clinical trials, our product candidates may not prove to be commercially successful, our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010.  Investors are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

INSMED INCORPORATED
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$22,100	$10,743
Short-term investments	80,624	97,306
Accounts receivable, net	169	471
Prepaid expenses	169	277
Total current assets	103,062	108,797

Certificate of deposit	2,176	2,176
In-process research and development	77,900	77,900
Goodwill	6,290	6,290
Fixed assets, net	1,042	1,102
Total assets	$190,470	$196,265

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,082	$1,450
Accrued expenses	915	1,256
Deferred rent	150	150
Capital lease obligations, current	72	81
Deferred revenue	244	402
Total current liabilities	4,463	3,339

Restricted stock units compensation liability	132	-
Capital lease obligations, long-term	71	83
Total liabilities	4,666	3,422

Stockholders' equity:
Common stock; $.01 par value; authorized shares
500,000,000; issued and outstanding shares, 24,828,101 in 2011 and 15,653,734 in 2010	248	1,565
Preferred stock; $.01 par value; authorized shares
200,000,000; issued and outstanding shares, zero in 2011 and 9,174,589 in 2010	-	918
Additional paid-in capital	426,146	423,877
Accumulated deficit	(241,404)	(234,510)
Accumulated other comprehensive income:
Unrealized gain on investments	814	993
	185,804	192,843
Total liabilities and stockholders' equity	$190,470	$196,265

INSMED INCORPORATED
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

License fees	$250	$2
Other expanded access program income, net	1,351	1,927
Total revenues	1,601	1,929

Operating expenses:
Research and development	5,760	642
Selling, general and administrative	3,256	1,538
Total operating expenses	9,016	2,180

Operating loss	(7,415)	(251)

Investment income	527	397
Interest expense	(4)	(28)
Income (loss) before taxes	(6,892)	118

Income tax expense	2	-

Net (loss) income	(6,894)	118

Less: accretion of beneficial conversion feature	(9,175)	-

Net (loss) income attributable to common stockholders	$(16,069)	$118

Basic and diluted net (loss) income attributable to
common stockholders per common share	$(0.85)	$0.01

Weighted average basic common shares outstanding	18,814	13,021

Weighted average diluted common shares outstanding	18,814	13,055

INSMED INCORPORATED
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2011	2010
Operating activities
Net (loss) income	$(6,894)	$118
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Depreciation and amortization	75	25
Stock based compensation expense	167	65
Changes in operating assets and liabilities:
Accounts receivable	302	56
Prepaid expenses	108	77
Accounts payable	1,632	121
Accrued expenses	(341)	(309)
Deferred revenue	(158)	79
Interest payable	-	(1)
Net cash (used in) provided by operating activities	(5,109)	231

Investing activities
Purchase of fixed assets	(14)	-
Sales of short-term investments	16,588	26,393
Purchases of short-term investments	(87)	(19,769)
Net cash provided by investing activities	16,487	6,624

Financing activities
Payments on capital lease obligations	(21)	-
Repayment of convertible notes	-	(231)
Net cash used in financing activities	(21)	(231)

Increase in cash and cash equivalents	11,357	6,624
Cash and cash equivalents at beginning of period	10,743	12,740

Cash and cash equivalents at end of period	$22,100	$19,364

Supplemental disclosures of non-cash investing and financing activities
Unrealized (loss) gain on investments	$(179)	$330
Accretion of beneficial conversion feature	$(9,175)	$-